Exhibit 10.16
Amended and Restated on June 6, 2023
FORTIVE CORPORATION DIRECTOR COMPENSATION POLICY

Each non-management director receives:
•An annual retainer of $105,000 (the “Annual Base Retainer”), payable, based upon election (the “Payment Election”) of such director under the terms of the Fortive Corporation Non-Employee Director’s Deferred Compensation Plan, as may be amended from time to time (“DCP”), in cash (the “Cash Base Retainer”) equal to the Annual Base Retainer amount, in a RSU grant (the “Equity Base Retainer”) with a target award value of the Annual Base Retainer amount, or in a combination of Cash Base Retainer and Equity Base Retainer, with the allocation between Cash Base Retainer and Equity Base Retainer determined based on the Payment Election.

•In addition to any Equity Retainer (as defined below), an annual equity award with a target award value of $200,000 (the “Annual Equity Grant”), with 75% allocated to RSUs and 25% to options. The options are fully vested as of the grant date. The RSU component of the Annual Equity Grant shall vest upon the earlier of (1) the first anniversary of the grant date, or (2) the date of, and immediately prior to, the next annual meeting of Fortive shareholders following the grant date with the underlying shares issued and delivered upon vesting.

•Reimbursement for Fortive-related out-of-pocket expenses, including travel expenses.
In addition, the Board chair receives:
•An annual retainer of $92,500 (the “Annual Board Chair Retainer”), payable, based upon the Payment Election, in cash (“Cash Board Chair Retainer”) equal to the Annual Board Chair Retainer amount, in an annual RSU grant (the “Equity Board Chair Retainer”) with a target award value of the Annual Board Chair Retainer amount, or in a combination of Cash Board Chair Retainer and Equity Board Chair Retainer, with the allocation between Cash Board Chair Retainer and Equity Board Chair Retainer determined based on the Payment Election.
•An annual equity award with a target value of $92,500 (with 75% allocated to RSUs and 25% to options).
Furthermore, the chair of the Audit Committee receives an annual retainer of $25,000 (the “Annual AC Chair Retainer”), the chair of the Compensation Committee receives an annual retainer of $20,000 (the “CC Chair Retainer”), the chair of the Nominating and Governance Committee receives an annual retainer of $20,000 (the “NGC Chair Retainer”), and the chair of the Finance Committee receives an annual retainer of $10,000 (together with the AC Chair Retainer, the CC Chair Retainer, and the NGC Chair Retainer, the “Annual Committee Chair Retainers”), which Annual Committee Chair Retainers are payable, based upon the Payment Election, in cash (“Cash Committee Chair Retainer”) equal to the corresponding Annual Committee Chair Retainer amount, in a RSU grant (“Equity Committee Chair Retainer”) with a target award value of the Annual Committee Chair Retainer amount, or in a combination of Cash Committee Chair Retainer and Equity Committee Chair Retainer, with the allocation between Cash Committee Chair Retainer and Equity Committee Chair Retainer determined based on the Payment Election.

Moreover, each non-chair member of the Audit Committee receives an annual retainer of $15,000 (the “AC Member Retainer”), each non-chair member of the Compensation Committee receives an annual retainer of $10,000 (the “CC Member Retainer”), each non-chair member of the Finance Committee receives an annual retainer of $10,000 (the “FC Member Retainer”), and each non-chair member of the Nominating and Governance Committee receives an annual retainer of $10,000 (together with the AC Member Retainer, the CC Member Retainer, and the FC Member Retainer, the “Annual Member Retainer”), which Annual Member Retainers are payable, based upon the Payment Election, in cash (“Cash Member Retainer” and, together with the Cash Base Retainer, the Cash Board Chair Retainer, and the Cash Committee Chair Retainer, the “Cash Retainer”) equal to the corresponding Annual Member Retainer amount, in a RSU grant (“Equity Member Retainer” and, together with the Equity Base Retainer, the Equity Board Chair Retainer, and the Equity Committee Chair Retainer, the “Equity Retainer”) with a target award value of the Annual Member Retainer amount, or in a combination of Cash Member Retainer and Equity Member Retainer, with the allocation between Cash Member Retainer and Equity Member Retainer determined based on the Payment Election.
The Annual Base Retainer, the Annual Board Chair Retainer, the Annual Committee Chair Retainers, and the Annual Member Retainers are referred to collectively as the “Annual Retainer.”
A director will make a single Payment Election that will govern the director’s entire Annual Retainer.
The foregoing notwithstanding, any Annual Board Chair Retainer, Annual Committee Chair Retainers, and/or Annual Member Retainers that become determined as to a director after the time of an Annual Equity Grant to such director shall be payable in cash until the next Annual Equity Grant notwithstanding any contrary Payment Election by such director.
All Cash Retainers will be paid in four, equal installments following each quarter of service, with any amendments or adjustments to such Cash Retainer effective the quarter following such amendment or adjustment.
If applicable, the grant of the Equity Retainer will be made concurrently with the corresponding Annual Equity Grant; provided that the Equity Retainer shall vest upon the earlier of (1) the first anniversary of the corresponding grant date, or (2) the date of, and immediately prior to, the next annual meeting of Fortive shareholders following such grant date, but the underlying shares shall not be issued until the earlier to occur of (i) the director’s death, or (ii) the date elected by such director in the corresponding Payment Election, which selected payment date shall not be earlier than the first day of the seventh month following the director's Separation from Service from the Board.